EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                  We have issued our report dated November 13, 2008, with respect to the statement of condition including the related portfolio of Investment Grade Trust, Series 31 (included in Van Kampen Unit Trusts, Taxable Income Series 148) as of November 13, 2008, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-152115) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                              GRANT THORNTON LLP


New York, New York
November 13, 2008